UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2019

THE LOVESAC COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38555	32-0514958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Landmark Square, Suite 300
Stamford, Connecticut

(Address of Principal Executive Offices, and Zip Code)

(207) 273-9733

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 20, 2019, The Lovesac Company, a Delaware corporation (the “Company”), publicly filed a registration statement on Form S-1 in connection with the commencement of an underwritten public offering (the “Offering”) of 2,500,000 shares of its common stock, which will include 750,000 shares to be offered by the Company and 1,750,000 shares to be offered by certain selling stockholders of the Company. One of the selling stockholders will also grant the underwriters a 30-day option to purchase up to an additional 375,000 shares of the Company’s common stock.

In the prospectus included in the Form S-1 registration statement filed in connection with the Offering, the Company provided estimated preliminary (unaudited) results for the thirteen weeks ended May 5, 2019. A copy of this disclosure is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Announcement of Public Offering

On May 20, 2019, the Company, issued a press release (the “Press Release”) announcing the commencement of the Offering. A copy of the Press Release is attached to this current report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The Company intends to use the net proceeds of this offering for increased sales and marketing expenses, product development, and working capital and other general corporate purposes. The Company will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders but will bear the costs associated with the sale of such shares, other than underwriting discounts and commissions.

Recent Events

On May 10, 2019, the Office of the U.S. Trade Representative announced that the United States increased tariffs on approximately $200 billion of goods imported from China from 10% to 25% and that it had been ordered to begin to impose tariffs on substantially all remaining imports from China, which are valued at approximately $300 billion. Approximately 75% of our products are currently manufactured in China, and nearly all of our Chinese-made products will be affected by these tariffs.

Prior to the announcement by the U.S. Trade Representative, we had implemented certain strategies to mitigate the prior 10% tariffs and believed that we could fully mitigate the impact of those tariffs throughout fiscal 2020. As a result of the recent increase in tariffs, we are evaluating new strategies to mitigate the effects of the new tariffs.

We expect that the new tariffs will not have a material impact on our financial results for the second quarter of fiscal 2020. However, if the new tariffs are not reduced or repealed, we expect the tariffs to begin to affect our operating results during the second half of our third fiscal quarter and the full impact of the tariffs to affect our operating results for the fourth quarter of fiscal 2020. At this time, we do not expect to be able to fully mitigate the impact of the new tariffs in fiscal 2020.

The new tariffs and our tariff mitigation efforts are expected to have an impact on our operating results, including gross margin and EBITDA. At this time, we cannot quantify the impact that these tariffs and our tariff mitigation efforts will have on our operating results.

The information hereunder and Exhibits 99.1 and 99.2 hereto shall be deemed “furnished” and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Estimated Preliminary Results for the Thirteen Weeks Ended May 5, 2019 (unaudited).
99.2	Press release, dated May 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LOVESAC COMPANY

Date: May 20, 2019	By:	/s/ Donna Dellomo
		Name:	Donna Dellomo
		Title:	Executive Vice President and Chief Financial Officer

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